 Exhibit 99.1

EQUIPMENT AND CORPORATE
INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2009

LETTER FROM THE CEOs                                                                                                                                              As of August 16, 2009

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

It is our pleasure to welcome you to Fund Fourteen.  We write to briefly summarize our activity for the second quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q is, and our other quarterly, annual and current reports will be, available in the Investor Relations section of our investment manager’s website, www.iconcapital.com.

Fund Fourteen’s offering period commenced on May 18, 2009.  Fund Fourteen raised $4,971,696 in capital contributions by the end of the second quarter of 2009.  As of June 30, Fund Fourteen held $3,640,237 of capital available for future investments.

We have been able to take advantage of the dislocation in the credit markets by making some very favorable investments in business-essential equipment and corporate infrastructure.  We purchased and leased natural gas compressors to affiliates of Atlas Pipeline Partners.  In addition, we made senior term loans secured by analog seismic system equipment to affiliates of ION Geophysical Corporation.

As traditional lenders continue to retrench from the market, we believe that there will be many excellent opportunities for us to continue to rapidly deploy our equity in well structured deals secured by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.

- Portfolio Overview Second Quarter 2009 -

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the second quarter of 2009.  References to “we,” “us” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on May 18, 2009 and is anticipated to close in May 2011.  From our initial offering through June 30, 2009, we raised $4,971,696 in capital contributions.

During the second quarter of 2009, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments facilitates distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds to the extent that cash is not required for expenses, reserves and distributions to our limited partners.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the assets we own will mature or be sold in the ordinary course of business.

Recent Significant Transactions

•
On June 26, 2009, ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 45% by us and 55% by ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an entity managed by our Investment Manager, purchased four Ariel natural gas driven gas compressors from AG Equipment Co. (“AG”) for approximately $4,270,000.  Simultaneously with the purchase, ICON Atlas entered into a lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”).  On August 17, 2009, ICON Atlas purchased four Ariel electric driven gas compressors from AG for approximately $7,028,000.  Simultaneously with that purchase, ICON Atlas entered into Schedule 2 to the lease with Atlas.  The lease is for a period of forty-eight months and expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.  We paid an acquisition fee to our Investment Manager in the amount of approximately $127,000 in connection with this transaction.

•
On June 29, 2009, ICON ION, LLC (“ICON ION”), a joint venture owned 45% by us and 55% by Fund Twelve, was formed for the purpose of making secured term loans to ARAM Rentals Corporation, a Canadian bankruptcy remote entity (“ARC”) and ARAM Seismic Rentals, Inc., a US bankruptcy remote entity (“ASR,” together with ARC, collectively referred to as the “ARAM Borrowers”), in the aggregate amount of $20,000,000.  On that date, ICON ION funded the first tranche of the secured term loans in the amounts of $8,825,000 and $3,675,000 to ARC and ASR, respectively.  On July 20, 2009, ICON ION funded the second tranche of the secured term loan to ARC in the amount of $7,500,000.  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of five years, beginning on August 1, 2009.  We paid an acquisition fee to our Investment Manager in the amount of $225,000 in connection with this transaction.

•
On July 31, 2009, ICON Exopack, LLC (“ICON Exopack”), our wholly-owned subsidiary, purchased a 3-layer blown film extrusion line from Exopack, LLC (“Exopack”) for the purchase price of approximately $2,713,000.   Simultaneously with the purchase of the equipment, ICON Exopack entered into a lease with Exopack.  The lease is for a period of sixty months, beginning on August 1, 2009.  On September 30, 2009, ICON Exopack purchased an eight color 48” – 52” flexographic printing press from Exopack for the purchase price of approximately $3,662,000.  That lease is for a period of sixty months beginning on October 1, 2009.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.  We paid an acquisition fee to our Investment Manager in the amount of approximately $159,000 in connection with this transaction.

•
On September 30, 2009, ICON Global Crossing VI, LLC (“ICON Global Crossing VI”), our wholly-owned subsidiary, purchased a schedule of information technology equipment for the purchase price of approximately $5,322,600.  Simultaneously with the purchase, ICON Global Crossing VI leased the equipment to Global Crossing Telecommunications, Inc.  The lease is for a period of thirty-six months beginning on October 1, 2009.  We paid an acquisition fee to our Investment Manager in the amount of approximately $133,000 in connection with this transaction.

Revolving Line of Credit

ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC and Fund Twelve, entities sponsored by our Investment Manager (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The interest rate at June 30, 2009 was 3.25%.  Aggregate borrowings under the Facility amounted to $10,330,000 at June 30, 2009, none of which was attributable to the Fund.

On August 12, 2009, the ICON Borrowers and the Fund entered into a Loan Modification Agreement with California Bank & Trust.  The changes to the Loan Agreement included an extension of the Facility from April 30, 2010 to June 30, 2011, the requirement that the interest rate on all current and future borrowings under the Facility will be not less than 4.0% per year, and the addition of the Fund as a permitted borrower under the Facility.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) an annual management fee, payable monthly, equal to 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the business-essential equipment and corporate infrastructure secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the reasonable, necessary and actual expenses incurred by our General Partner or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.  In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual fees and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for the preparation of registering, offering and distributing our limited partnership interests to the public.  Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for certain administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates for the period ended June 30, 2009 were as follows:

Entity	Capacity	Description	Period from the Commencement of Operations through June 30, 2009 (unaudited)
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements (1)	$1,057,232
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	$149,112
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	$-
ICON Capital Corp.	Investment Manager	Management fees (4)	$-
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements (4)	$418,366

(1) Amount capitalized and charged to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations.
(4) Amount charged directly to operations.

At June 30, 2009, we had a payable of approximately $854,000 due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of approximately $314,000 and organizational and offering expense reimbursements in the amount of approximately $538,000.

From July 1, 2009 to August 10, 2009, we raised an additional $10,167,197 in capital contributions.  During this period, we paid or accrued underwriting fees to ICON Securities in the amount of $303,496.

Your participation in the Fund is greatly appreciated and we look forward to sharing success.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Balance Sheets

Assets

	June 30,
	2009	December 31,
	(unaudited)	2008
Cash and cash equivalents	$3,665,095	$1,001
Deferred charges, net	1,013,181	-

Total Assets	$4,678,276	$1,001

Liabilities and Partners' Equity

Liabilities:
Due to General Partner and affiliates	$853,824	$-
Accrued expenses and other current liabilities	54,556	-

Total Liabilities	908,380	-

Commitments and contingencies

Partners' (Deficit) Equity:
General Partner	(6,607)	1
Limited Partners	3,776,503	1,000

Total Partners' Equity	3,769,896	1,001

Total Liabilities and Partners' Equity	$4,678,276	$1,001

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Statement of Operations
(unaudited)

Period from June 19, 2009 (Commencement of Operations) through June 30, 2009

Expenses:
Administrative expense reimbursements	$418,366
General and administrative	239,886

Total expenses	658,252

Net loss	$(658,252)

Net loss allocable to:
Limited Partners	$(651,669)
General Partner	(6,583)

$(658,252)

Weighted average number of limited
partnership interests outstanding	3,552

Net loss per weighted average
limited partnership interest	$(183.47)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Statement of Changes in Partners' Equity
(unaudited)

	Limited			Total
	Partnership	Limited		Partners'
	Interests	Partners	General Partner	Equity
Balance, June 19, 2009	1	$1,000	$1	$1,001
Net loss	-	(651,669)	(6,583)	(658,252)
Redemption of limited partnership interest	(1)	(1,000)	-	(1,000)
Proceeds from sale of limited partnership interests	5,109	4,971,696	-	4,971,696
Sales and offering expenses	-	(541,090)	-	(541,090)
Cash distributions to partners	-	(2,434)	(25)	(2,459)

Balance, June 30, 2009	5,109	$3,776,503	$(6,607)	$3,769,896

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Statement of Cash Flows
(unaudited)

Period from June 19, 2009 (Commencement of Operations) through June 30, 2009
Cash flows from operating activities:
Net loss	$(658,252)
Changes in operating assets and liabilities:
Due to General Partner and affiliates	315,634

Net cash used in operating activities	(342,618)

Net cash provided by investing activities	-

Cash flows from financing activities:
Sale of limited partnership interests	4,971,696
Sales and offering expenses paid	(442,483)
Deferred charges	(519,042)
Cash distributions to partners	(2,459)
Redemption of limited partnership interest	(1,000)
`
Net cash provided by financing activities	4,006,712

Net increase in cash and cash equivalents	3,664,094
Cash and cash equivalents, beginning of the period	1,001

Cash and cash equivalents, end of the period	$3,665,095

Supplemental disclosure of non-cash investing and financing activities:
Organizational and offering expenses due to Investment Manager	$538,190
Sales commissions due to third parties	$54,556
Organizational and offering expenses charged to equity	$44,051

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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